UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant	☒
Filed by a Party other than the Registrant	☐

Check the appropriate box:
☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Tortoise Energy Independence Fund, Inc.
(Name of Registrant as Specified In Its Charter)
N/A

 (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
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☐	Fee paid previously with preliminary materials.
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Check box if any part of the fee is offset as provided by Exchange Act Rule 240.0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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IMPORTANT NOTICE REGARDING YOUR INVESTMENT

March 10, 2021
Dear Fellow Stockholder:

We need your help.  We recently mailed to you proxy materials for the combined special meeting of stockholders of Tortoise Pipeline & Energy Fund, Inc. (Ticker: TTP) and Tortoise Energy Independence Fund, Inc. (Ticker: NDP) scheduled to be held on April 7th.  If you have voted your proxy since this letter was mailed, thank you for your prompt attention to this important business of the funds.  If you have not yet cast your proxy vote, please know that it is critical that all shareholders participate.

Due to the significant size of your investment,
your vote is critical to the outcome of this meeting.

The Board of Directors of each Fund has recommended the merger because each Fund has the same investment objective and it is believed that the merger will benefit stockholders of the Funds for the reasons outlined in the proxy statement previously sent to you.  The Board of Directors of each Fund unanimously recommends that you vote ‘‘FOR’’ each proposal.

If you would like another copy of the proxy statement, have any proxy-related questions, please call 1-866-796-1285 to speak with a representative.

Thank you for your attention to this important matter for the Funds.  Please take a minute to cast your proxy vote today.

Sincerely,
P. Bradley Adams
Chief Executive Officer of each Company

Voting is easy. Please take a moment now to cast your vote using one of the options listed below:

1.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

2.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

3.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

Tortoise Capital ● 5100 W. 115th Place ● Leawood, Kansas 66211

IMPORTANT NOTICE REGARDING YOUR INVESTMENT

March 10, 2021
Dear Fellow Stockholder:

We need your help.  We recently mailed to you proxy materials for the combined special meeting of stockholders of Tortoise Pipeline & Energy Fund, Inc. (Ticker: TTP) and Tortoise Energy Independence Fund, Inc. (Ticker: NDP) scheduled to be held on April 7th.  If you have voted your proxy since this letter was mailed, thank you for your prompt attention to this important business of the funds.  If you have not yet cast your proxy vote, please know that it is critical that all shareholders participate.

Due to the significant size of your investment,
your vote is critical to the outcome of this meeting.

The Board of Directors of each Fund has recommended the merger because each Fund has the same investment objective and it is believed that the merger will benefit stockholders of the Funds for the reasons outlined in the proxy statement previously sent to you.  The Board of Directors of each Fund unanimously recommends that you vote ‘‘FOR’’ each proposal.

If you would like another copy of the proxy statement, have any proxy-related questions, or would like to vote by phone, please call 1-866-796-1285 to speak with a representative.

Thank you for your attention to this important matter for the Funds.  Please take a minute to cast your proxy vote today.

Sincerely,
P. Bradley Adams
Chief Executive Officer of each Company

Voting is easy. Please take a moment now to cast your vote using one of the options listed below:

1.
Vote by Phone. Call one of our proxy specialists toll-free at 1-866-796-1285, Monday through Friday, from 9 a.m. to 10 p.m. Eastern Time. You will need the control number, which can be found on your proxy card(s) enclosed with this letter.

2.	Vote by Touch-tone Phone. You may cast your vote by telephone using an automated system by calling the toll-free number found on the enclosed proxy card.

3.	Vote via the Internet. You may cast your vote using the Internet by logging onto the Internet address located on the enclosed proxy card and following the instructions on the website.

4.	Vote by Mail. You may cast your vote by signing, dating and mailing the enclosed proxy card(s) in the postage-prepaid return envelope provided.

Tortoise Capital ● 5100 W. 115th Place ● Leawood, Kansas 66211